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                                                                    EXHIBIT 23-A



                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2002 on our audit of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries, which report is included in the Ford Motor Credit Company Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan


May 16, 2002